Exhibit 1.1

INVENTRUST PROPERTIES CORP.

COMMON STOCK ($0.001 PAR VALUE PER SHARE)

EQUITY DISTRIBUTION AGREEMENT

March 7, 2022

March 7, 2022

To Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001	BofA Securities, Inc. One Bryant Park New York, New York 10036

BTIG, LLC 65 East 55th Street New York, New York 10022	Jefferies LLC 520 Madison Avenue New York, New York 10022

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 As Managers	KeyBanc Capital Markets Inc. 127 Public Square Cleveland, Ohio 44114

Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10001	Bank of America, N.A. c/o BofA Securities, Inc. One Bryant Park New York, New York 10036

Jefferies LLC 520 Madison Avenue New York, New York 10022	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179

KeyBanc Capital Markets Inc. 127 Public Square Cleveland, Ohio 44114 As Forward Purchasers

Ladies and Gentlemen:

InvenTrust Properties Corp., a Maryland corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc., as sales agents, principals and/or (except in the case of BTIG, LLC) forward sellers (in any such capacity, each a “Manager” and, collectively, the “Managers”) and Wells Fargo Bank, National Association, Bank of America, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association and KeyBanc Capital Markets Inc., each as forward purchaser (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Manager acting as forward seller for the applicable Forward Purchaser, then such Manager, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares, and, except in cases where this Agreement (as defined below) expressly refers to a Manager acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Manager acting as sales agent shall also be deemed to apply to such Manager when acting as forward seller, mutatis mutandis; provided that BTIG, LLC is not acting as forward seller.

The Company proposes (i) to issue and sell to or through the Managers shares of its Common Stock (as defined below) and (ii) to instruct the applicable Managers, as forward sellers, severally and not jointly, to offer and sell shares of Common Stock, having, with respect to (i) and (ii) above combined, an aggregate gross sales price of up to $250,000,000 (the “Shares” and, such amount, the “Maximum Amount”), on the terms set forth in this Agreement and, if applicable, in any Terms Agreement (as defined below) or any Confirmation (as defined below). The common stock, $0.001 par value per share, of the Company is hereinafter referred to as the “Common Stock.” The obligations of Managers under this Agreement shall be several, and not joint. The Company agrees that whenever the Company determines to sell Shares directly to a Manager as principal they will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(c) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

Any Shares issued and sold by the Company through any of the Managers, acting as sales agents for the Company, or to any of the Managers, acting as principal, pursuant to this Agreement and, if applicable, any Terms Agreements, are hereinafter sometimes called “Primary Shares.”

The Company agrees that whenever the Company determines to enter into one or more forward stock purchase transactions with any of the Forward Purchasers, the Company and any of the applicable Forward Purchasers will enter into one or more separate letter agreements (each, a “Confirmation” and, collectively, the “Confirmations”), in substantially the form of Annex II hereto, relating to such sale in accordance with Section 2 hereof. Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation and in this Agreement, deliver to the applicable Forward Purchaser, or an affiliate thereof (including the Manager affiliated with such Forward Purchaser), up to the maximum number of shares of Common Stock as may be sold in accordance with this Agreement in connection with such Confirmation. In connection with any Confirmation entered into as contemplated by this Agreement, it is contemplated that the applicable Forward Purchaser will attempt to borrow and then offer, through its affiliated Manager, acting as forward seller and sales agent on behalf of such Forward Purchaser, the applicable Shares for sale on the terms and subject to the conditions set forth in this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (File No. 333-263342), including a prospectus, on Form S-3ASR, relating to securities (the “Shelf Securities”), including the Shares. The registration statement as of its most recent effective date, including the

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information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Base Prospectus.” “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on the date hereof, in the form furnished by the Company to the Managers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement and any applicable pricing supplement thereto and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers in accordance with Section 6(b). As used herein, the terms “Registration Statement,” “Base Prospectus,” “Prospectus Supplement,” “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1.    Representations and Warranties by the Company. The Company represents and warrants to and agrees with each Manager and each Forward Purchaser that:

(a)    The Registration Statement became effective upon filing with the Commission pursuant to Rule 462 under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)    (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar

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rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement and each amendment thereto, if any, complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Base Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus and any amendment or supplement thereto will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (iv) any “road show” as defined in Rule 433(h) under the Securities Act undertaken in connection with the marketing of the Shares, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c)    (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the Prospectus or in the General Disclosure Package, it being understood and agreed that the names of the Managers appearing in the first paragraph on the cover page of the Prospectus and the General Disclosure Package constitute the only information furnished in writing by or on behalf of the Managers for use in the Prospectus and the General Disclosure Package (collectively, the “Counterparty Information”).

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(d)    Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers and the Forward Purchasers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Except for the Permitted Free Writing Prospectuses, if any, furnished to and approved by the Managers and the Forward Purchasers in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(e)     (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shelf Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(f)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement and any Confirmations, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries (each, a “Subsidiary,” and together, the “Subsidiaries”), taken as a whole.

(g)    Each Subsidiary has been duly formed, is validly existing as a corporation, limited liability company, limited partnership or other type of entity or organization, as

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the case may be, in good standing under the laws of the jurisdiction in which it is chartered or was organized, and has the power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(h)    This Agreement has been duly authorized, executed and delivered by the Company and the form of Confirmation has been duly authorized by the Company. Prior to the sale of any Shares pursuant to a Confirmation, the related Confirmation will have been duly authorized and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

(i)    The shares of capital stock of the Company outstanding prior to the issuance of the Shares and any Confirmation Shares (as defined below) have been duly authorized and are validly issued, fully paid and non-assessable, and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the General Disclosure Package.

(j)    The Shares have been duly authorized and, when issued and delivered pursuant to due authorization by the Company’s board of directors (the “Board”) in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

When issued and delivered by the Company, any shares of Common Stock to be delivered by the Company pursuant to any Confirmation (the “Confirmation Shares”) will have been duly authorized for issuance and sale to the applicable Forward Purchaser or any of its affiliates pursuant to such Confirmation and, when issued and delivered by the Company in accordance with such Confirmation upon payment of any consideration required by such Confirmation, will be validly issued, fully paid and non-assessable, and the issuance of such Confirmation Shares will not subject to any preemptive or similar rights.

No holder of Shares or Confirmation Shares will be subject to personal liability by reason of being such a holder.

The issuance, sale and/or delivery by the Company of Confirmation Shares to the applicable Forward Purchaser or any of its affiliates pursuant to the terms of any Confirmation in accordance with the terms thereof and the delivery by such Forward Purchaser or any of its affiliates of such Confirmation Shares to close out open borrowings of Common Stock created in the course of the hedging activities by such Forward Purchaser or any of its affiliates relating to such Forward Purchaser’s exposure under such Confirmation do not and will not require registration under the Securities Act.

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(k)    All of the outstanding shares of capital stock or other ownership interests of each Subsidiary have been duly authorized and validly issued, fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Prospectus and the General Disclosure Package, all outstanding shares of capital stock or other ownership interests of the Subsidiaries are owned by the Company either directly or through Subsidiaries that are wholly owned, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind. Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary.

(l)    Except as described in or contemplated by the Registration Statement, the Prospectus and the General Disclosure Package, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (ii) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

(m)    Neither the Company nor any of the Subsidiaries is (i) in violation of its articles of incorporation, declaration of trust, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational document, as amended or supplemented, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties of the Company or any of the Subsidiaries (the “Properties”) or any other assets of the Company or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”), or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries or the Properties or any of their respective other assets or operations, except, in the case of clauses (ii) and (iii) of this sentence, for any such defaults or violations that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and any Confirmation will not (i) contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, (ii) result in the violation of the organizational documents of the Company or any of the Subsidiaries or (iii) result in a breach or violation of this Agreement, any Confirmation and any Agreements and Instruments binding upon the Company or any of the Subsidiaries, except, in the case of clauses (i) and (iii) of this sentence, for any such contravention, breach or violation that would not have a material

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adverse effect on the Company and the Subsidiaries, taken as a whole. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and any Confirmation, except (i) such as already have been obtained, (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, (iii) such approvals as have been obtained in connection with the approval of the Shares and the Confirmation Shares for listing on the New York Stock Exchange (the “NYSE”), and (iv) such approvals as have been obtained under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (the “FINRA”). Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and any Confirmation, as applicable, will not constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any other assets of the Company or any of the Subsidiaries pursuant to, this Agreement, any Confirmation and any Agreements and Instruments (except for such Repayment Events, liens, charges or encumbrances that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(n)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Prospectus and the General Disclosure Package.

(o)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries is a party or to which any of the Properties is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Prospectus and the General Disclosure Package and proceedings that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement and any Confirmation, as applicable, or to consummate the transactions contemplated by the Registration Statement, the Prospectus and the General Disclosure Package or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p)    The Company is not, and after giving effect to the offering and sale of the Shares in accordance with this Agreement and any Confirmation Shares issued pursuant to any Confirmation and the application of the proceeds thereof as described in the General Disclosure Package, will not be, required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

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(q)    The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(r)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) and there are no notices of potential liability or claims pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of the Properties concerning Environmental Laws, which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole; neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any other person has contaminated or caused conditions that threaten to contaminate any of the Properties with Hazardous Materials (as defined below); none of the Properties is included on or, to the knowledge of the Company, is proposed for inclusion on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §. 9601 et seq., or any similar list or inventory of contaminated properties. As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation.

(s)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares and Confirmation Shares registered pursuant to the Registration Statement.

(t)    None of the Company, any Subsidiary, any director or officer, or, to the Company’s knowledge, any affiliate, employee, agent or representative of the Company or of any Subsidiary or the Company’s affiliates, has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political

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activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. The Company will not, directly or indirectly, use the proceeds from the offering of the Shares in accordance with this Agreement and any Confirmation Shares issued pursuant to any Confirmation, as the case may be, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery or anti-corruption laws.

(u)    The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)    (i) None of the Company, any Subsidiary, any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of the Subsidiaries, is an individual or entity (a “Person”) that is, or is owned or controlled by a Person that is:

(A) the subject or, to the knowledge of the Company, target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”); nor

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(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds from the offering of the Shares in accordance with this Agreement and any Confirmation Shares issued pursuant to any Confirmation, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as agent, underwriter, counterparty, advisor, investor or otherwise).

(iii) For the past five years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w)    Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the General Disclosure Package, (i) the Company and the Subsidiaries have not incurred or agreed to incur any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiaries.

(x)    (i) The Company, either directly or through a Subsidiary, has good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (A) are described in the Registration Statement (including in descriptions of mortgages and secured indebtedness), the Prospectus and the General Disclosure Package or (B) do not, singly or in the aggregate, materially affect the value of the Properties and do not materially interfere with the use made and proposed to be made of such Property by the Company or any of the Subsidiaries; (ii) except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, neither the Company nor any of the Subsidiaries owns any material real property other than the Properties; (iii) each of the ground leases and subleases relating to a Property, if any, material to the business of the Company and the Subsidiaries, taken as a whole, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Company or any of the

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Subsidiaries, and (A) no default or event of default has occurred under any ground lease or sublease with respect to such Property and neither the Company nor any of the Subsidiaries has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease or sublease and (B) neither the Company nor any of the Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the ground leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; and (iv) except as (A) described in the Registration Statement, the Prospectus and the General Disclosure Package or (B) would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, to the knowledge of the Company, no lessee of any of the Properties is in default under any of the leases relating to the Properties and neither the Company nor any of the Subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any such lease.

(y)    Neither the Company nor any of the Subsidiaries knows of any violation of any municipal, state or federal law, rule or regulation concerning any real property or any part thereof in which the Company has a fee or leasehold interest, as of the date of this Agreement, that would have a material adverse effect on the Company and the Subsidiaries, taken as a whole; the Company has disclosed in the Registration Statement, the Prospectus and the General Disclosure Package all options and rights of first refusal to purchase all or part of any material Property or any interest therein; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a material forfeiture or reversion of title; neither the Company nor any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change materially adversely affecting the Properties, and neither the Company nor any of the Subsidiaries knows of any such condemnation or zoning change which is threatened, and, in each case, which if consummated would have a material adverse effect on the Company and the Subsidiaries, taken as a whole; except as (i) are described in the Registration Statement, the Prospectus and the General Disclosure Package or (ii) do not, singly or in the aggregate, materially affect the value of such property or asset and do not interfere with the use made and proposed to be made of such property or asset by the Company or any Subsidiary, there are no liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Company and any of the Subsidiaries.

(z)    Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, neither the Company nor any Subsidiary is party to any joint venture agreements.

(aa)    Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the mortgages encumbering the Properties are not and will

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not be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any of the Subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries.

(bb)    To the knowledge of the Company, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(cc)    Except as (i) are described in the Registration Statement, the Prospectus and the General Disclosure Package or (ii) do not have a material adverse effect on the Company, there are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of interests in assets or real property.

(dd)    Neither the Company nor any of the Subsidiaries has sent, received or otherwise become aware of any communication regarding termination of, or intent not to renew any of the contracts or agreements with any of the top 15 tenants (based on contractual base rent for the most recent fiscal quarter ended) of the Company, concerning a material amount of rental revenue from any such tenant, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement.

(ee)    The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(ff)    No material labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in the Registration Statement, the Prospectus and the General Disclosure Package, or, to the knowledge of the Company, is imminent.

(gg)    The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts, taken as a whole, as are prudent and customary in the businesses in which they are engaged; the Company and the Subsidiaries have not been refused any insurance coverage sought or applied for; and the Company and the Subsidiaries have no reason to believe that they

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will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not, taken as a whole, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(hh)    The Company or one of its Subsidiaries carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(ii)    The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, taken as a whole, except as described in the Registration Statement, the Prospectus and the General Disclosure Package.

(jj)    The consolidated financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, together with the related schedules and notes, present fairly the financial position of the Company and the Subsidiaries, or any predecessor entity thereto, as applicable, at the dates indicated, and the consolidated results of operations, comprehensive income (loss), stockholders’ equity and cash flows of the Company and the Subsidiaries, or any predecessor entity thereto, as applicable, for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“U.S. GAAP”) as applied in the United States and on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; said financial statements have been prepared on a consistent basis with the books and records of the Company and the Subsidiaries, or any predecessor entity thereto. The supporting schedules included in the Registration Statement, the Prospectus and the General Disclosure Package present fairly in accordance with U.S. GAAP the information stated therein. Any unaudited pro forma condensed consolidated financial statements and the related notes thereto included in the Registration Statement, the Prospectus and the General Disclosure Package have been prepared in accordance in all material respects with the applicable requirements of Regulation S-X under the Securities Act, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical

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financial statement amounts. Other than the historical and any pro forma financial statements (and schedules) included, incorporated by reference or deemed to be incorporated by reference, in the Registration Statement, the Prospectus and the General Disclosure Package, no other historical or pro forma financial statements (or schedules) are required by the Securities Act or the rules and regulations of the Commission thereunder to be included therein. All disclosures contained in the Registration Statement, the Prospectus and the General Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable.

(kk)    The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate in all material respects. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(ll)    The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 and Rule 15d-15 of the Exchange Act, and such disclosure controls and procedures were effective in all material respects as of the end of the Company’s most recently completed fiscal quarter.

(mm)    Commencing with its taxable year ended December 31, 2005, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a

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REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Prospectus and the General Disclosure Package or any amendment or supplement thereto are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(nn)    The Company and each of the Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole , or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company or any of the Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or the Subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(oo)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(pp)    The Company is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability. The Company has not incurred nor expects to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412, 403, 431, 432 or 4971 of the Code. Each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(qq)    Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

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(rr)    The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package are independent public accountants as required by Securities Act and the rules and regulations under the Securities Act, the Exchange Act and the rules and regulations under the Exchange Act and the Public Company Accounting Oversight Board.

(ss)    The Shares and the Confirmation Shares have been approved for listing on the NYSE, subject to official notice of issuance.

(tt)    The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Securities Act.

(uu)    The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(vv)    (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or the Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and the Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and the Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor the Subsidiaries have been notified of, and have no knowledge of, any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and the Subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect, in all material respects, the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. Except as would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

2.    Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, and each Manager agree that the Company may from time to time (i) seek to sell Shares through a Manager, acting as sales agent, or directly to a Manager, acting as

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principal, pursuant to a Terms Agreement and/or (ii) enter into a Confirmation with any Forward Purchaser and, in consultation with such Forward Purchaser and the applicable Manager (which shall be the affiliate of such Forward Purchaser), instruct such Manager, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Shares borrowed by such Forward Purchaser from third parties as contemplated by such Confirmation, as follows:

(a)    The Company may submit its orders to the applicable Manager to sell Shares, as sales agent or forward seller, on any Trading Day (as defined below) by emailing such Manager a Transaction Notice in the form substantially similar to that attached hereto as Exhibit A (a “Transaction Notification”). As used herein, “Trading Day” shall mean any trading day on the NYSE, other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time. Such instruction shall also specify whether such Shares will be borrowed by a Forward Purchaser and sold through the applicable Manager, as forward seller, in connection with hedging a forward stock purchase transaction pursuant to a Confirmation in accordance with clause (ii) of the paragraph above.

(b)    Subject to the terms and conditions hereof and provided that applicable Manager has accepted the Company’s Transaction Notification, the applicable Manager shall use its commercially reasonable efforts consistent with its normal trading and sales practices to execute any Company order submitted to it hereunder to sell Shares and with respect to which such Manager has agreed to act as sales agent (whether acting on behalf of the Company or as forward seller on behalf of any Forward Purchaser) at prices that reflect prevailing market prices for the Common Stock. The Company acknowledges and agrees that (i) there can be no assurance that such Manager will be successful in selling the Shares as sales agent or that the related Forward Purchaser or any of its affiliates will be successful in borrowing and selling Shares through such Manager, as forward seller, (ii) such Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares as sales agent (whether acting on behalf of the Company or as forward seller on behalf of the related Forward Purchaser) for any reason, (iii) no Manager or Forward Purchaser shall incur any liability for not borrowing, offering or selling any Shares as a result of any of the circumstances specified in clause (i) or (ii) of Section 2(i), and (iv) such Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by the Manager and the Company pursuant to a Terms Agreement.

(c)    Shares purchased from the Company by the applicable Managers, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Managers and the Company as evidenced by a Terms Agreement. The applicable Managers’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Managers shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Sections 5(b), (d), (e), (f) and (g), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

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(d)    The Company shall not authorize the offering and sale of, and the applicable Manager shall not sell, any Share with respect to which such Manager is acting as sales agent or forward seller at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above. In addition, the Company or such Manager through whom the sale of Shares are to be made as sales agent or forward seller on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which such Manager is acting as sales agent pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder or any Confirmation executed and delivered by the Company and the applicable Forward Purchaser prior to the giving of such notice.

(e)    If acting as sales agent hereunder, the applicable Manager shall provide written confirmation (which may be by facsimile or email) to the Company promptly following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale, (iii) the aggregate net proceeds to the Company or to the applicable Forward Purchaser, as applicable, and (iv) the commission payable by the Company to such Manager with respect to such sales.

(f)    At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the applicable Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent or as forward seller for the applicable Forward Purchaser shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(g)    Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct any Manager to offer or sell, any Shares through such Manager as sales agent or forward seller (and, by notice to each applicable Manager given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and no Manager shall be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(h) hereof, at any time during the period commencing on the tenth business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

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(h)    Notwithstanding clause (ii) of Section 2(g) hereof, if the Company wishes to offer or sell Shares through a Manager as sales agent or forward seller at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Managers and the Forward Purchasers (with a copy to counsel for the Managers and the Forward Purchasers) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Managers and the Forward Purchasers, and, prior to its filing, obtain the written consent of the Managers and the Forward Purchasers to such filing (which consent shall not be unreasonably withheld), (ii) provide the Managers and the Forward Purchasers with the officers’ certificates, opinions and letters of counsel and accountants’ letter specified in Sections 6(m), (n), (o), (p), (q), (r) and (s), respectively, hereof, (iii) afford the Managers and the Forward Purchasers the opportunity to conduct a due diligence review prior to filing such Earnings 8-K and (iv) file (and not furnish) such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 6(m), (n), (o), (p), (q), (r) and (s), respectively, hereof, and (B) this Section 2(h) shall in no way affect or limit the operation of clause (i) of Section 2(g) hereof, which shall have independent application.

(i)    As set out in the Confirmations and notwithstanding anything herein to the contrary, in the event that either (i) a Forward Purchaser is unable to borrow and deliver any Shares for sale under this Agreement pursuant to the terms of such Confirmation, or (ii) in the commercially reasonable judgment of a Forward Purchaser, it is either impracticable to do so or the Forward Purchaser would incur a stock loan cost that is equal to or greater than the rate per annum set forth in the Transaction Notification, then the applicable Manager, as forward seller, shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Shares that such Forward Purchaser is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, any obligation hereunder with respect to the borrowing of or offer or sale of any Shares in connection with a forward stock purchase transaction shall be subject to the related Confirmation being effective and not having been terminated.

3.    Fee. (a) The compensation to a Manager for sales of the Shares with respect to which such Manager acts as sales agent hereunder shall not exceed 2% of the gross sales price of the Shares sold pursuant to this Agreement by such Manager. The Company may sell Shares to a Manager as principal at a price agreed upon at the relevant Time of Sale and pursuant to a separate Terms Agreement.

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(b)    If this Agreement is terminated by the Company prior to September 7, 2023 in accordance with the provisions of Section 10 and, at the time of the Company’s notice of termination (the “Determination Date”), the gross sales price of the Shares sold pursuant to this Agreement is less than $25,000,000, the Company shall reimburse the Managers and the Forward Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers and the Forward Purchasers, incurred by it in connection with the offering contemplated by this Agreement and any Confirmation, subject to a maximum reimbursement of $100,000 (collectively, the “Expenses”). The Expenses shall be divided among the Managers and their affiliated Forward Purchasers in amounts proportionate to the aggregate offering price of Shares sold by each Manager under this Agreement, after taking into account the amount of the Expenses actually paid by each Manager and each Forward Purchaser, and shall be due and payable by the Company to the Managers and their affiliated Forward Purchasers within ten business days of the Determination Date. The Managers and the Forward Purchasers shall be solely responsible for allocating any Expenses reimbursed pursuant to this Section 3(b) among themselves.

4.    Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made. On each date of settlement for the sale of Shares through a Manager acting as sales agent for the Company or to a Manager acting as principal (each such day, a “Direct Settlement Date”), or through a Manager acting as forward seller for a Forward Purchaser (each such day, a “Forward Settlement Date,” and together with a Direct Settlement Date, a “Settlement Date”), the Shares sold by or through the applicable Manager for settlement on such date shall be issued and delivered by the Company or such Forward Purchaser, as applicable, to such Manager against payment of the net proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent or by such Forward Purchaser, as applicable, to such Manager’s or its designee’s account (provided that such Manager shall have given the Company or the Forward Purchaser, as applicable, written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) or by such other means and times of delivery as may be mutually agreed upon by the applicable parties which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company or such Forward Purchaser. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Direct Settlement Date, the Company shall (i) hold the applicable Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

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5.    Conditions to the Obligations of the Managers and the Forward Purchasers. The several obligations of the Managers are subject to the accuracy of the representations and warranties set forth herein as of the date hereof, as of each Time of Sale and as of each Settlement Date, and to the following conditions:

(a)    Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i)    no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in, or withdrawal of, the rating accorded any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package that, in the judgment of the Managers or the Forward Purchasers, is material and adverse and that makes it, in the judgment of the Managers or the Forward Purchasers, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)    The Managers and the Forward Purchasers or, in the case of a Principal Settlement (as defined below), the applicable Managers shall have received on each date specified in Section 6(m) a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(ii) above and to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has complied with all of its agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of the Company, threatened by the Commission; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, neither the Registration Statement nor any amendment thereto contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein

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not misleading; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such certificate shall not apply to any statements or omissions made in reliance upon and in conformity with Counterparty Information furnished in writing to the Company by the Managers expressly for use in the General Disclosure Package.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    The Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers shall have received on each date specified in Section 6(n), and on such other dates as may be reasonably requested by the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers, an opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Company, dated such date, with respect to the matters identified in Exhibit B hereto. The opinion of Latham & Watkins LLP described in Exhibit B shall be rendered to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers at the request of the Company and shall so state therein. In giving such opinion, such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates of officers of the Company and certificates of public officials.

(d)    The Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers shall have received on each date specified in Section 6(o), and on such other dates as may be reasonably requested by the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers, an opinion of Hunton Andrews Kurth LLP, tax counsel for the Company, dated such date, with respect to the matters identified in Exhibit C hereto. The opinion of Hunton Andrews Kurth LLP described in Exhibit C shall be rendered to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers at the request of the Company and shall so state therein.

(e)    The Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers shall have received on each date specified in Section 6(p), and on such other dates as may be reasonably requested by the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers, an opinion of Venable LLP, Maryland counsel to the Company, dated such date, with respect to the matters identified in Exhibit D hereto. The opinion of Venable LLP described in Exhibit D shall be rendered to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers at the request of the Company and shall so state therein.

(f)    The Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers shall have received on each date specified in

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Section 6(q), and on such other dates as may be reasonably requested by the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers, an opinion and negative assurance letter of Sidley Austin LLP, counsel for the Managers and the Forward Purchasers, dated such date, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers. In giving such opinion, such counsel may rely, as to all matters governed by Maryland law, upon the opinion of Venable LLP referred to in Section 5(e) above. In giving such opinion, such counsel may rely, as to matters of fact, to the extent it deems proper, on certificates of officers of the Company and certificates of public officials.

(g)    The Managers or, in the case of a Principal Settlement, the applicable Managers shall have received on each date specified in Section 6(r), a letter dated such date in form and substance satisfactory to the Managers or, in the case of a Principal Settlement, the applicable Managers, from KPMG LLP, independent public accountants for the Company, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(h)    The Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers shall have received on each date specified in Section 6(s) a certificate, dated such date and signed by the chief financial officer of the Company, substantially in the form of Exhibit E hereto.

(i)    All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Time of Sale or related Settlement Date in connection with any offer or sale of Shares shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(j)    The Shares and any Confirmation Shares shall have been approved for listing on the NYSE, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(k)    The Company will reserve and keep available at all times the maximum number of shares of capital stock issuable pursuant to this Agreement and any Confirmations.

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(l)    The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6.    Covenants of the Company. The Company covenants with each Manager and each Forward Purchaser as follows:

(a)    To furnish to the Managers and the Forward Purchasers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers and the Forward Purchasers may from time to time reasonably request. In case a Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of such Manager, and at its own expense, the Company shall prepare and deliver to such Manager as many copies as such Manager may reasonably request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b)    Before amending or supplementing the Registration Statement or the Prospectus (including any pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement), to furnish to the Managers and the Forward Purchasers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers or the Forward Purchasers reasonably object (other than any prospectus supplement relating to the offering of Shelf Securities other than the Shares (including, without limitation, other shares of Common Stock)). To furnish to the Managers and the Forward Purchasers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers or the Forward Purchasers reasonably object. Not to take any action that would result in a Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Manager that such Manager otherwise would not have been required to file thereunder.

(c)    To file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers pursuant to this Agreement, (ii) the “Number of Shares” (as defined in the related Confirmation) underlying each Confirmation, (iii) the net proceeds received by the Company from such sales and (iv) the compensation paid by the Company to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus

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Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)). In connection with a Terms Agreement, to prepare and file with the Commission, subject to Section 6(b) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement.

(d)    To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act in connection with any offer or sale of Shares and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to each Manager and each Forward Purchaser via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by such Manager or such Forward Purchaser and, at the request of such Manager or such Forward Purchaser, to also furnish copies of the Prospectus and such Prospectus Supplement to the NYSE and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the NYSE or such other exchange or market.

(e)    During the Delivery Period to advise each Manager and each Forward Purchaser, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain its withdrawal.

(f)    If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Registration Statement, the Prospectus or the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement, the Prospectus or the General Disclosure Package or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers and the Forward Purchasers by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement, the Prospectus or the General Disclosure Package which will correct such statement or omission or effect such compliance and to furnish to the Managers and the Forward Purchasers as many copies as the Managers and the Forward Purchasers may reasonably request of such amendment or supplement.

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(g)    To endeavor to qualify the Shares and any Confirmation Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers or the Forward Purchasers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares.

(h)    To make generally available to the Company’s security holders, the Managers and the Forward Purchasers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)    To continue to elect to qualify as a REIT under the Code and to use its best efforts to meet the requirements to qualify as a REIT under the Code, unless the Board determines it is no longer in the stockholders’ best interests to do so.

(j)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and any Confirmation including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares and any Confirmation Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Managers and the Forward Purchasers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares and any Confirmation Shares, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares and any Confirmation Shares under state securities laws and all expenses in connection with the qualification of the Shares and any Confirmation Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable and documented fees and disbursements of counsel for the Managers and the Forward Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, which shall not exceed $10,000, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Managers and the Forward Purchasers incurred in connection with any review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares and any Confirmation Shares on the NYSE, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) any costs and expenses of the Company relating to investor presentations on any “road show”

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undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) the document production charges and expenses associated with printing this Agreement and any Confirmation, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable and documented fees and disbursements of counsel for the Managers and the Forward Purchasers in connection with offers and sales outside of the United States, (x) the fees and expenses of making the Shares and any Confirmation Shares eligible for clearance, settlement and trading through the facilities of DTC; and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 3(b) and Section 8, each of the Managers and the Forward Purchasers will pay all of its own costs and expenses, including any advertising expenses connected with any offers such Manager may make.

(k)    If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement as effective under the Securities Act).

(l)    To use its commercially reasonable efforts to cause the Shares and any Confirmation Shares to be listed for trading on the NYSE and to maintain such listing.

(m)    Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder to the extent not duplicative of clause (i), (ii), (iii), (iv) or (v) of this Section 6(m)), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than by (1) a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares (including, without limitation, other shares of Common Stock), (2) an Interim Prospectus Supplement containing the summary information set forth in Section 6(c) hereof or (3) means of incorporation of documents by reference into the Registration Statement or the Prospectus), (ii) there is filed with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q), (iii) there is filed with the Commission an Earnings 8-K as contemplated by Section 2(h) hereof, (iv) the Managers or the Forward Purchasers shall reasonably request or (v) Shares are delivered to the applicable Managers as principal on a Settlement Date (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i), (ii), (iii), (iv) and (v) above, a “Representation Date”), to furnish

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or cause to be furnished to the Managers and the Forward Purchasers or, in the case of clause (v) above (a “Principal Settlement”), the applicable Managers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such certificate.

The requirement to cause to be furnished officers’ certificates pursuant to this Section 6(m) shall be waived for any Representation Date occurring at a time at which the Company has not instructed any Manager to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(a). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Representation Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Managers or Forward Purchasers officers’ certificates pursuant to this Section 6(m), then before the Company instructs any Manager to sell any Shares or enters into any Terms Agreement with any Manager, the Company shall cause to be furnished to the Managers and Forward Purchasers officers’ certificates pursuant to this Section 6(m) dated as of the date of delivery thereof.

(n)    On each Representation Date, the Company shall cause to be furnished to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers, dated as of such date, in form and substance satisfactory to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers, the written opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Company, as described in Section 5(c), modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such opinion.

(o)    On each Representation Date, the Company shall cause to be furnished to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers, dated as of such date, in form and substance satisfactory to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers, the written opinion of Hunton Andrews Kurth LLP, tax counsel to the Company, as described in Section 5(d), modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such opinion.

(p)    On each Representation Date, the Company shall cause to be furnished to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers, dated as of such date, in form and substance satisfactory to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the

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applicable Managers, the written opinion of Venable LLP, Maryland counsel to the Company, as described in Section 5(e), modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such opinion.

(q)    On each Representation Date, Sidley Austin LLP, counsel to the Managers and the Forward Purchasers, shall furnish to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers a written opinion and negative assurance letter, dated as of such date in form and substance reasonably satisfactory to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers.

With respect to Sections 6(n), 6(o), 6(p) and 6(q) above (other than in connection with a Principal Settlement), in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers and the Forward Purchasers with a letter to the effect that the Managers and the Forward Purchasers may rely on a prior opinion delivered under Sections 6(n), 6(o), 6(p) or 6(q), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended or supplemented as of such subsequent date).

(r)    Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is furnished with the Commission by the Company any document which contains financial information, including any earnings release, (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information, (v) each time Shares are delivered to the applicable Managers as principal at the Time of Sale and the related Settlement Date or (vi) on such other dates as may be reasonably requested by the Managers or, in the case of a Principal Settlement, the applicable Managers, KPMG LLP, independent public accountants of the Company, shall deliver to the Managers or, in the case of a Principal Settlement, the applicable Managers the comfort letter(s) described in Section 5(g).

(s)    On each Representation Date, the Company shall cause to be furnished to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers, dated as of such date, in form and substance satisfactory to the Managers and the Forward Purchasers or, in the case of a Principal Settlement, the applicable Managers, the certificate as described in Section 5(h), modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such certificate.

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(t)    The Company shall cooperate with any reasonable due diligence review conducted by the Managers and Forward Purchasers or their respective agents in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Managers and Forward Purchasers may reasonably request.

(u)    To reserve and keep available at all times, free of preemptive rights, Primary Shares and Confirmation Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement and any Confirmations.

(v)    That it consents to each Manager, each Forward Purchaser and their respective affiliates trading in the Common Stock for their own account and for the account of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement.

(w)    That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers and the Forward Purchasers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented relating to such Shares).

(x)    Prior to instructing a Manager pursuant to Section 2 hereof to make sales as agent or forward seller on any given day (or as otherwise agreed between the Company and such Manager), the Company shall have furnished to the Managers and the Forward Purchasers a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Managers and the Forward Purchasers, stating the minimum price and maximum number of Shares to be sold on such day, as duly authorized by the Board or a duly authorized committee thereof.

(y)    Not to, or not to publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell, otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Securities Act of any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock, except for (i) the registration of the Shares and the sales by or through the Managers pursuant to this Agreement, (ii) any Confirmation Shares issued and sold pursuant to any Confirmations, (iii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iv) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to

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employee benefit plans of the Company in effect at that time or (v) any shares of Common Stock issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, during the Delivery Period, without (A) giving the Managers and the Forward Purchasers at least two business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed event and (B) the Managers suspending activity under this program for such period of time as requested by the Company.

(z)    That under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement (including Shares borrowed by any Forward Purchaser and sold through a Manager, as forward seller, in connection with any Confirmation) exceed (i) the Maximum Amount or (ii) the number and aggregate amount of the Shares and any Confirmation Shares authorized from time to time to be issued and sold under this Agreement and any Confirmations by the Board and notified to the Managers and the Forward Purchasers in writing.

(aa)    That any offer to sell, any solicitation of an offer to buy or any sales of Shares shall be effected by or through only one of the Managers as sales agent or forward seller on any single given day, and the Company shall in no event request that more than one Manager sell Shares as sales agent or forward seller on the same day; provided, however, that: (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (B) sales solely to employees or security holders of the Company or the Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (ii) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

(bb)    The Company will cooperate with the Managers and use its best efforts to permit the Shares and any Confirmation Shares to be eligible for clearance, settlement and trading through the facilities of DTC.

7.    Covenants of the Managers. Each Manager, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission a free writing prospectus prepared by or on behalf of such Manager pursuant to Rule 433(d) under the Securities Act that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager.

8.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Manager and each Forward Purchaser, their directors, their officers, each person, if any, who controls such Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of such Manager or such Forward Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or

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alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act undertaken in connection with the marketing of the Shares, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Counterparty Information relating to any Manager furnished to the Company in writing by the Managers expressly for use therein.

(b)    Each Manager severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Managers and the Forward Purchasers, but only with reference to the Counterparty Information relating to a Manager furnished to the Company in writing by or on behalf of such Manager expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by the Managers and the Forward Purchasers, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The

33

indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Managers and the Forward Purchasers, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Managers and the Forward Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Managers and the Forward Purchasers, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by each Manager (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through any of the applicable Managers, acting as forward seller on behalf of a Forward Purchaser in connection with a Confirmation entered into by such Forward Purchaser, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Shares through such Manager). The relative fault of the Company, on the

34

one hand, and the Managers and the Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Managers and the Forward Purchasers were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, each Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it were offered to the public exceeds the amount of any damages that such party would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. Any obligation to contribute pursuant to this Section 8 is several and not joint.

(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of a Manager, a Forward Purchaser, any person controlling a Manager or a Forward Purchaser or any director, officer, affiliate of a Manager or a Forward Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares or any Confirmation Shares.

9.     Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.    Termination. (a) The Company, each Manager (as to itself) and each Forward Purchaser (as to itself) shall have the right, by giving written notice to the other parties as hereinafter specified, to terminate this Agreement in its sole discretion at any time.

(b)     The applicable Managers may terminate a Terms Agreement to which they are a party, at any time at or prior to the applicable Settlement Date, (i) if there has been, in such judgment of such Managers, since the time of execution of such Terms

35

Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Managers, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, assets or operations, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)      If the Company and two or more Managers enter into a Terms Agreement pursuant to which such Managers agree to purchase Shares from the Company as principal and one or more of such Managers shall fail at the applicable Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Managers shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Managers or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)      if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Managers on the applicable Settlement Date, the nondefaulting Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Managers; or

(ii)     if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Managers on the applicable Settlement Date, such Terms agreement shall terminate without liability on the part of any nondefaulting Manager.

36

No action taken pursuant to this Section 10(c) shall relieve any defaulting Manager from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Managers or the Company shall have the right to postpone the applicable Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d)     Any termination under this Section 10 shall be without liability of any party to any other party except that: (i) with respect to any pending sale by or through the Managers for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(e)     This Agreement, any Terms Agreement and any Confirmation shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above, as applicable, or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (e) shall in all cases be deemed to provide that Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect.

(f)     Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the applicable Managers, the applicable Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

11.    Entire Agreement. (a) This Agreement represents the entire agreement between the Company, each Manager and each Forward Purchaser with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b)    The Company acknowledges that in connection with the offering of the Shares: (i) each Manager and each Forward Purchaser have acted and will act at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) each Manager and each Forward Purchaser owe the Company only those duties and obligations set forth in this Agreement, and any Confirmation, as applicable, and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) each Manager and each Forward Purchaser may have interests that differ from those of the Company, and (iv) none of the activities of any Manager or Forward Purchaser in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by each Manager or each Forward Purchaser with respect to any entity or natural person. The Company waives to the full

37

extent permitted by applicable law any claims they may have against the Managers and the Forward Purchasers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares and any Confirmation Shares.

12.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

14.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.    Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

16.    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

17.    Notices. All communications hereunder shall be in writing and effective only upon receipt and: if to Wells Fargo Securities, LLC shall be delivered, mailed or sent to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, fax no: (212) 214-5918, or if to Wells Fargo Bank, National Association shall be delivered, mailed or sent to Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Structuring Services Group, fax no. (212) 214-5913, with a copy to CorporateDerivativeNotifications@wellsfargo.com; if to BofA Securities, Inc. or Bank of America, N.A. shall be delivered, mailed or sent to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution Team

38

(dg.atm_execution@bofa.com), with a copy to Rohan Handa (rohan.handa@bofa.com); if to BTIG, LLC shall be delivered, mailed or sent to BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention: ATM Trading Desk, email: BTIGUSATMTrading@btig.com; if to Jefferies LLC as sales agent shall be delivered, mailed or sent to Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, and if to Jefferies LLC as forward purchaser shall be delivered, mailed or sent to Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: Colyer Curtis (ccurtis@jefferies.com) with a copy to CorpEqDeriv@jefferies.com; if to J.P. Morgan Securities LLC shall be delivered, mailed or sent to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Stephanie Little, Email: stephanie.y.little@jpmorgan.com; if to JPMorgan Chase Bank, National Association shall be delivered, mailed or sent to JPMorgan Chase Bank, National Association, New York Branch, 383 Madison Avenue, New York, New York 10179, Attention: EDG Marketing Support, E-mail: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com, with a copy to Attention: Stephanie Little, Email: stephanie.y.little@jpmorgan.com; and if to KeyBanc Capital Markets Inc. shall be delivered, mailed or sent to KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, Ohio 44114, Attention: Dave Gruber (dgruber@key.com), Paul Hodermansky (phodermansky@key.com) and Michael Jones (michael.c.jones@key.com; and if to the Company shall be delivered, mailed or sent to InvenTrust Properties Corp., 3025 Highland Parkway, Suite 350, Downers Grove, Illinois 60515, Attention: Chief Financial Officer (mike.phillips@InvenTrustProperties.com).

18.    Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Manager or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Manager or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Manager or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be

39

interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.    USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Manager or Forward Purchaser is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow such Manager or Forward Purchaser to properly identify its clients.

20.    Successors and Assigns. In the event that an entity acting as Forward Purchaser (the “Previous Forward Purchaser”) is replaced as a party hereunder by its affiliate (the “New Forward Purchaser”), then, from the date of such transfer/assignment, the New Forward Purchaser shall for all purposes of this Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as assignee of the Previous Forward Purchaser).

[SIGNATURE PAGES FOLLOW]

40

Very truly yours, InvenTrust Properties Corp.

By:	/s/ Daniel J. Busch
Name: Daniel J. Busch
Title: President and Chief Executive Officer

Signature Page to Equity Distribution Agreement

Accepted as of the date first written above

By:	Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

By:	BofA Securities, Inc.

By:	/s/ Chris Djoganopoulos
Name: Chris Djoganopoulos
Title: Managing Director

By:	BTIG, LLC

By:	/s/ Stephen Ortiz
Name: Stephen Ortiz
Title: Managing Director

By:	Jefferies LLC

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

Signature Page to Equity Distribution Agreement

By:	KeyBanc Capital Markets Inc.

By:	/s/ Paul Hodermarsky
Name: Paul Hodermarsky
Title: Managing Director, Equity Capital Markets

As Managers

Signature Page to Equity Distribution Agreement

Accepted as of the date first written above

By:	Wells Fargo Bank, National Association

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

By:	Bank of America, N.A.

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

By:	Jefferies LLC

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

By:	JPMorgan Chase Bank, National Association

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

By:	KeyBanc Capital Markets Inc.

By:	/s/ Paul Hodermarsky
Name: Paul Hodermarsky
Title: Managing Director, Equity Capital Markets

As Forward Purchasers, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Signature Page to Equity Distribution Agreement

SCHEDULE I

Permitted Free Writing Prospectuses

None.

I-1

Exhibit A

Date: _______, 20__

To: [Name of Manager]

From: InvenTrust Properties Corp.

VIA ELECTRONIC MAIL

TRANSACTION NOTIFICATION

Dear __________:

This Notification sets forth the terms of the agreement of [NAME OF MANAGER] (the “Manager”) with InvenTrust Properties Corp. (the “Company”) relating to the sale of shares of the Company’s common stock, $0.001 par value per share, having an aggregate gross sales price of up to $250,000,000, pursuant to the equity distribution agreement between the Company, Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, National Association dated March 7, 2022 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Manager’s acceptance of this Notification (an “Acceptance”), the Manager shall have agreed with the Company to engage in the following transaction:

Number of Shares to be sold:

Minimum price at which Shares may be sold:

Date(s) on which Shares may be sold:

Compensation to Manager (if different than the Agreement):

Stock loan cost for the purposes of Section 2(i)(ii) of the Agreement, basis points:

Regular Settlement or Forward Basis:

The transaction set forth in this Notification will not be binding on the Company or the Manager unless and until the Manager delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Notification unless the Manager delivers its Acceptance by ____ a.m./p.m. (New York time) on [the date hereof ________, 20__].

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours, InvenTrust Properties Corp.

By:
Name:
Title:

ACCEPTED as of the date first above written [NAME OF MANAGER]

By:
Name:
Title:

[Note: The Manager’s Acceptance may also be evidenced by a separate written acceptance referencing this Notification and delivered in accordance with the Agreement]

Exhibit B

MATTERS TO BE ADDRESSED IN OPINION AND NEGATIVE ASSURANCE

LETTER OF LATHAM & WATKINS LLP

B-1

Exhibit C

MATTERS TO BE ADDRESSED IN OPINION OF

HUNTON ANDREWS KURTH LLP

C-1

Exhibit D

MATTERS TO BE ADDRESSED IN OPINION OF

VENABLE LLP

D-1

Exhibit E

CERTIFICATE OF THE EXECUTIVE VICE PRESIDENT, CHIEF

FINANCIAL OFFICER AND TREASURER OF INVENTRUST PROPERTIES CORP.

E-1

Annex I

INVENTRUST PROPERTIES CORP.

COMMON STOCK ($0.001 PAR VALUE PER SHARE)

TERMS AGREEMENT

[ADDRESS OF MANAGER[S]]

Ladies and Gentlemen:

InvenTrust Properties Corp., a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the equity distribution agreement, dated March 7, 2022 (the “Sales Agreement”), between the Company, on the one hand, and the agents and the Forward Purchasers party thereto, on the other hand, to issue and sell to [*] [and [*]] as principal for resale ([collectively,] the “Manager[s]”), and the Manager[s severally] agree[s] to purchase from the Company the shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) specified in the Schedule A hereto (the “[Initial] Securities”)[, and to grant to the Manager[s] the option to purchase the additional shares of Common Stock specified in the Schedule A hereto (the “Option Securities,” and together with the Initial Securities, the “Securities”)] *,[in each case]* on the terms specified in Schedule A hereto. Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Manager[s, severally and not jointly, ]to purchase up to an additional [*] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for [*] days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Manager[s] to the Company setting forth the number of Option Securities as to which the [several] Manager[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Manager[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option is exercised as to all or any portion of the Option Securities, each of the Managers, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Manager bears to the total number of Initial Securities, subject, in each case, to such adjustments as [*] in its sole discretion shall make to eliminate any sales or purchases of fractional shares.] For purposes of clarity, the parties hereto agree that the officers’ certificates, opinions and letter of counsel and accountants’ letter referred to in Sections 5(b), (c), (d), (e), (f), (g) and (h), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Annex I-1

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of [insert name and address of counsel to the Manager[s]], or at such other place as shall be agreed upon by the Manager[s] and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Manager[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

[In addition, in the event that any or all of the Option Securities are purchased by the Manager[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Manager[s] and the Company, on each Date of Delivery as specified in the notice from the Manager[s] to the Company.]

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Manager[s for their respective accounts for the Securities to be purchased by them]. [It is understood that each Manager has authorized [*] as representative of the Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [*], individually and not as representative of the Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Manager whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Manager from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to (a) the Manager, as agent of the Company or as forward seller to, or as agent of, the Forward Purchaser, or (b) the Confirmations, Confirmation Shares and related transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement[,][and] the Applicable Time [and any Date of Delivery].

If this Terms Agreement shall be terminated by the Manager[s], or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Terms Agreement (which, for the purposes of this Terms Agreement, shall not include termination by the Manager[s] under items (ii), (iv), (v) or (vi) of Section 10(b) of the Sales Agreement), or if for any reason the Company shall be unable to perform its obligations under this Terms Agreement, the Company will reimburse the Manager[s] or such Manager[s] as have so terminated this Terms Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Manager[s] in connection with this Terms Agreement or the offering contemplated hereunder.

Annex I-2

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Manager[s] and the Company in accordance with its terms.

This Terms Agreement and any claim, controversy or dispute arising under or related to this Terms Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

Very truly yours, InvenTrust Properties Corp.

By:
Name:
Title:

Annex I-3

Accepted as of the date hereof:

[Manager[s]]

By:
Name:
Title:

*	Include only if the Manager[s][has][have] an option to purchase additional shares of Common Stock from the Company.

Annex I-4

Schedule A

Number of [Initial] Securities to be sold by the Company:

[Number of Option Securities which may be purchased by the Manager[s]:]

Price per Security to be paid by the Manager[s]:

Other Terms: [*]

Annex I-5

Annex II

Form of Forward Confirmation

Date: [*], 20[*]

To:	InvenTrust Properties Corp.

3025 Highland Parkway Suite 350

Downers Grove, Illinois 60515

Attention: Chief Financial Officer

From: [DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [DEALER NAME] (“Dealer”) and InvenTrust Properties Corp. (the “Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA 2002 Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation and the pricing supplement delivered hereunder evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but (i) with the elections set forth in this Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer and Counterparty as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b)(i) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’] [members’] equity of [Dealer][[*] (“Dealer Parent”)] and (ii) the “Threshold Amount” with respect to Counterparty were USD 50 million, (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such

Annex II-1

party’s receipt of written notice of its failure to pay.” and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). In the event of any inconsistency between the Agreement, this Confirmation, the Pricing Supplement (as defined below) and the 2002 Definitions, the following will prevail for purposes of this Transaction in the order of precedence indicated: (i) the Pricing Supplement, (ii) this Confirmation, (iii) the 2002 Definitions and (v) the Agreement. The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction.

2. The terms of the Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[*], 20[*]

Effective Date:	The first day occurring on or after the Trade Date on which Shares sold through [AGENT NAME], acting as forward seller for Dealer (in such capacity, the “Agent”), pursuant to the Equity Distribution Agreement dated March 7, 2022, as may be amended from time to time, among Counterparty, Dealer, the Agent and the other parties thereto (the “Equity Distribution Agreement”), have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.001 per share (Ticker Symbol: “IVT”)

Number of Shares:	The aggregate number of Shares sold through the Agent pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty, (ii) any Settlement Date and (iii) [DATE]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Final Date, all determined in accordance with the terms hereof.

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Initial Forward Price:	[*]% of the volume weighted average price at which the Shares are sold through the Agent pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted by the Calculation Agent in a commercially reasonable manner to (i) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price; and

(b)   on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, (i)(A) Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate,” as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[*]%

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	As set forth on Schedule I

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Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Securities Act:	Securities Act of 1933, as amended

Exchange Act:	Securities Exchange Act of 1934, as amended

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines makes it necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to this Transaction and have been adopted in good faith by Dealer (whether or not such policies or procedures are imposed by law or have been voluntarily adopted by Dealer) for Dealer to refrain from or decrease any market activity in connection with this Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a) designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the

Annex II-4

Settlement Notice Requirements, if applicable, and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) [*] Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b) designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided, further, that, following the occurrence of at least five consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Final Date:	[DATE] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day)

Settlement Shares:

(a)   With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at

Annex II-5

that time and (ii) be at least equal to the lesser of 100,000 and the Number of Shares at that time, in each case with the Number of Shares determined taking into account pending Settlement Shares; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable to unwind its hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act (“Rule 10b-18”) or (B) is due to the occurrence of five or more Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided, further, that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing (x) the provisions set forth in clause (i) under the

Annex II-6

heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below and (y) a representation from Counterparty that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of this Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of this Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (Y) where the terms of this Transaction would cause Counterparty under any circumstance to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance with respect to which (x) Counterparty has determined based on the advice of outside counsel of national standing that the terms of this Transaction would not cause Counterparty or its subsidiary, as applicable, to fail to satisfy any condition for application for or receipt or retention of such Restricted Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) Counterparty has delivered to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that this Transaction is permitted under such program or facility (either by specific reference to this Transaction or by general reference to transactions with the attributes of this Transaction in all relevant respects).

Annex II-7

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

(a)   (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD [0.02], minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be

Annex II-8

settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b)   the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical

Annex II-9

Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.5 times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (iii) and (v) thereof.

Additional Adjustment:	If Dealer (or an affiliate of Dealer) determines that its actual cost, excluding the federal funds or other interest rate component payable by the relevant stock lender to Dealer or such affiliate, over any 10 consecutive Scheduled Trading Day period of borrowing a number of Shares equal to the Number of Shares to hedge its exposure to this Transaction exceeds a weighted average rate equal to [*] basis points per annum, then the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to [*] basis points per annum during such period. The Calculation Agent shall notify Counterparty prior to making any such adjustment to the Forward Price.

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “15%.”

Non-Reliance:	Applicable

Annex II-10

Agreements and Acknowledgments:

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, obligations, privileges and remedies of Dealer under this Transaction, in whole or in part, to (A) an affiliate of Dealer[ or Dealer Parent], whose obligations hereunder are fully and unconditionally guaranteed by Dealer[ or Dealer Parent], or (B) any other affiliate of Dealer[ or Dealer Parent] with a long-term issuer rating equal to or better than the credit rating of Dealer[ or Dealer Parent] at the time of transfer without the consent of Counterparty; provided that, at all times, Dealer or any transferee or assignee or other recipient of rights, title and interest, powers, obligations, privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, with respect to any payments or deliveries under the Agreement.

3. Calculation Agent:	Dealer whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by

Annex II-11

Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation or other information that the Calculation Agent determines in good faith is or is likely to be subject to contractual, legal or regulatory obligations.

4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5. Offices:

The Office of Counterparty for this Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for this Transaction is: [New York][Charlotte][Cleveland]

6. Notices: For purposes of this Confirmation:

(a) Address for notices or communications to Counterparty:

InvenTrust Properties Corp.

3025 Highland Parkway Suite 350

Downers Grove, Illinois 60515

Attention: Chief Financial Officer

(b) Address for notices or communications to Dealer:

[INSERT DEALER NAME AND NOTICE INFORMATION]

Annex II-12

7. Other Provisions:

(a) Conditions to Effectiveness. This Transaction shall be effective if and only if Shares are sold by the Agent on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Equity Distribution Agreement. If the Equity Distribution Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Equity Distribution Agreement is terminated prior to the Hedge Completion Date, this Transaction shall remain effective with respect to any Shares that had been sold by the Agent on or after the Trade Date and prior to such termination.

(b) Equity Distribution Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Equity Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Equity Distribution Agreement as if such covenants were made in favor of Dealer.

(c) Interpretive Letter. Counterparty agrees and acknowledges that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Equity Distribution Agreement complies with Rule 415 under the Securities Act, and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d) Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

Annex II-13

(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.

(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate.

(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no

Annex II-14

misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is not entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the prohibitions on manipulative and deceptive devices set forth under the Exchange Act, including any affirmative defenses set forth thereunder, and that this Confirmation shall be interpreted to comply with such requirements. Counterparty acknowledges that (i) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (ii) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv) During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement

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information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to Rule 10b-18(b)(4) during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting, in each case, the requirements of an exception set forth in each of Rules 101(b) and 102(b) of Regulation M that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of this Transaction or its performance of the terms hereof.

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

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(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article VII of the Seventh Articles of Amendment and Restatement of Inland American Real Estate Trust, Inc., as amended and supplemented (the “Charter”); provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii) Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose.

(xiv) Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv) Ownership positions of Counterparty’s common stock held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article VII of the Charter, except for purposes of Section 7.2(h) thereof.

(xvi) Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

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(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer, Dealer (or an affiliate of Dealer) (A) is not able to hedge in a commercially reasonable manner its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under this Transaction that is greater than a rate equal to [200] basis points per annum (each, a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv) Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the

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occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided, further, that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(g) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided

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that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge (and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale

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by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of,

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preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and non-appealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of this Transaction.

(j) Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k) Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l) Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of this Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer.

(n) Disclosure. Effective from the date of commencement of discussions concerning this Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

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(o) Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder (including all persons who may form a “group” within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (collectively, the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article VII of the Charter (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not

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exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restrictions.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

Dealer represents and warrants that, as of the Trade Date, if Dealer received the maximum number of Shares hereunder assuming both (i) Physical Settlement applies and (ii) no restrictions on the delivery of Shares hereunder were applicable, then the Counterparty Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder.

(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.

(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under this Transaction and any and all Additional Transactions governed by the Agreement shall be permissible.

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(u) Tax Matters.

(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(1) Dealer makes the following representations:

a.

[Dealer is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the U.S. Treasury Regulations. Dealer is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes.] [It is an Ohio Corporation and a corporation for U.S. federal income tax purposes.] [It is a national banking association organized or formed under the laws of the United States and is a United States resident for U.S. federal income tax purposes.]

(2) Counterparty makes the following representations:

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a.	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes.

b.

It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the U.S. Treasury Regulations.

(iii) Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Section 7(u)(i) and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any FATCA Withholding Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement. “Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

(iv) 871(m) Protocol. To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to this Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(v) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, completed accurately and in a manner reasonably acceptable to Dealer and, in particular, with

Annex II-26

the “corporation” box checked on line 3 thereof (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become inaccurate or incorrect. Additionally, Counterparty shall, promptly upon reasonable request by Dealer, provide, such other tax forms and documents, accurately completed and in a manner reasonably acceptable to Dealer, that may be required or reasonably requested to allow Dealer to make a payment under this Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate.

For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, completed accurately and in a manner reasonably acceptable to Counterparty and, in particular, with the “corporation” box checked on line 3 or 4 thereof, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect. Additionally, Dealer shall, promptly upon reasonable request by Counterparty, provide such other tax forms and documents, accurately completed and in a manner reasonably acceptable to Counterparty, that may be required or reasonably requested to allow Counterparty to make a payment under this Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate.

(v) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

(w) Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more other dealers and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one

Annex II-27

Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

(x) Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.

(y) Counterparts.

(i)    Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

(ii) Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Confirmation by e-mail.

(z) US Resolution Stay Protocol.

(i)     The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby

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incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

Annex II-29

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

[DEALER NAME]

By:
Name:
Title:

Annex II-30

Confirmed as of the date first above written:

INVENTRUST PROPERTIES CORP.

By:
Name:
Title:

Annex II-31

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]

ANNEX A

PRICING SUPPLEMENT

Date: [    ], 20[    ]

To:	InvenTrust Properties Corp.

3025 Highland Parkway Suite 350

Downers Grove, Illinois 60515

Attention: Chief Financial Officer

From: [DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [                ], 20[    ] (the “Confirmation”) between InvenTrust Properties Corp. (“Counterparty”) and [DEALER NAME] (“Dealer”).

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [                ];

(b) the Number of Shares shall be [                ], subject to further adjustment in accordance with the terms of the Confirmation; and

(c) the Initial Forward Price shall be USD [                ].

Very truly yours,
[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first above written:

INVENTRUST PROPERTIES CORP.

By:
Name:
Title: